EXHIBIT 31.2

SECTION 302 CERTIFICATION

I, Nick J. Caruso, certify that:

1.	I have reviewed this Amendment No. 1 to the quarterly report on Form 10-Q/A (“Amendment No. 1”) of Dynegy Inc. (“Dynegy”);

2.	Based on my knowledge, this Amendment No. 1 does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this Amendment No. 1;

3.	Dynegy’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for Dynegy and have:

(a)	Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to Dynegy, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this quarterly report is being prepared;

(b)	Evaluated the effectiveness of Dynegy’s disclosure controls and procedures and presented in this quarterly report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this quarterly report based on such evaluation; and

(c)	Disclosed in this quarterly report any change in Dynegy’s internal control over financial reporting that occurred during Dynegy’s most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, Dynegy’s internal control over financial reporting; and

4.	Dynegy’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to Dynegy’s auditors and the audit committee of Dynegy’s board of directors (or persons performing the equivalent functions):

(a)	All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect Dynegy’s ability to record, process, summarize and report financial information; and

(b)	Any fraud, whether or not material, that involves management or other employees who have a significant role in Dynegy’s internal control over financial reporting.

Date: July 20, 2004	By:	/s/ NICK J. CARUSO
Nick J. Caruso Executive Vice President and Chief Financial Officer